Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229313 on Form S-8 of our reports dated May 14, 2024, relating to the financial statements of 111, Inc. and the effectiveness of 111, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

May 14, 2024